EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 15, 2022, with respect to the consolidated financial statements of Redbox Entertainment Inc included in its Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference to the Current Report on Form 8-K of Chicken Soup for the Soul Entertainment, Inc. dated August 12, 2022, as filed with the Securities and Exchange Commission August 12, 2022, into this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Chicago, IL

October 6, 2022